Exhibit 1.
NIS GROUP CO., LTD. (8571)
Monthly Data for March 2007
The figures herein are based on Japanese GAAP, are unaudited and may be subject to revision.

NIS Group’s Main Operating Assets
(amount in thousands of yen)

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Total assets for SMEs	198,480,786	203,556,150	216,686,054	226,950,655	224,336,530	238,889,338	245,294,890	244,854,154	257,020,573	253,648,609	249,415,135	257,180,072

*	Assets for SMEs are the sum of the assets below less total loans to consumers, purchased loans receivable, real estate for sale and assets held for Nissin Leasing (China).

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Total number of accounts	81,438	80,899	80,153	79,355	78,717	75,768	75,217	74,541	73,945	73,126	72,249	68,881
Total loans to business owners	44,739	44,464	44,055	43,777	43,590	42,132	41,972	41,709	41,636	41,270	40,884	39,198
Business Assist (Small business owner loans)	24,485	24,337	24,159	24,025	23,907	23,198	22,944	22,725	22,536	22,294	22,081	21,398
Business Timely loans	17,179	17,206	17,114	17,145	17,121	16,336	16,318	16,258	16,259	16,225	16,195	15,225
Secured loans	701	723	753	758	778	779	801	804	823	843	848	842
Notes receivable	2,374	2,198	2,031	1,849	1,784	1,819	1,909	1,922	2,018	1,908	1,760	1,733
Total loans to consumers	36,699	36,435	36,096	35,578	35,127	33,636	33,245	32,832	32,309	31,856	31,365	29,683
Smart Assist (Wide loans)	27,321	26,976	26,592	26,164	25,763	25,014	24,614	24,232	23,816	23,473	23,086	22,259
First Plan (Consumer loans)	9,378	9,459	9,504	9,414	9,364	8,622	8,631	8,600	8,493	8,383	8,279	7,424
(amount in thousands of yen)

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Total loans receivable	220,621,130	225,335,500	237,107,375	246,111,628	242,023,268	254,200,835	260,113,778	259,104,291	269,655,360	266,596,418	261,765,359	265,924,707
Total loans to business owners	177,207,008	182,453,046	192,963,004	204,374,032	201,003,557	214,998,536	221,755,652	221,358,344	232,535,274	230,006,410	225,631,248	230,966,107
Business Assist (Small business owner loans)	64,835,006	64,215,134	64,282,372	64,487,679	65,022,681	64,425,224	63,309,912	62,151,655	61,732,244	60,699,691	60,259,577	58,385,368
Business Timely loans	25,394,619	25,715,112	25,757,876	25,850,363	25,908,932	24,918,988	25,024,242	25,032,467	24,945,892	24,939,064	24,928,386	23,303,019
Secured Loans	84,794,557	90,579,435	103,020,721	112,396,163	108,407,227	123,971,120	131,577,997	132,238,475	143,726,439	142,388,731	138,606,136	147,429,603
Notes receivable	2,182,825	1,943,364	1,802,034	1,639,826	1,664,715	1,683,202	1,843,499	1,935,746	2,130,698	1,978,923	1,837,147	1,848,117
Total loans to consumers	43,414,122	42,882,454	42,244,370	41,737,595	41,019,710	39,202,298	38,358,126	37,745,946	37,120,085	36,590,007	36,134,110	34,958,599
Smart Assist (Wide loans)	40,412,835	39,854,879	39,211,996	38,755,652	38,064,488	36,477,650	35,663,401	35,080,081	34,510,657	34,043,329	33,642,482	32,746,918
First Plan (Consumer loans)	3,001,286	3,027,574	3,032,374	2,981,943	2,955,221	2,724,648	2,694,724	2,665,865	2,609,428	2,546,677	2,491,628	2,211,680

*	Bankrupt and delinquent loans receivable are included in the balance of loans receivable.

*	Product names were changed from October 1, 2006.

*	Starting from January 2007, secured loans receivable include off-balance-sheet securitized loans receivable.
(amount in thousands of yen)

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Assets held for leases and installment loans	9,453,524	9,239,140	9,562,155	9,993,409	10,558,509	10,981,486	11,018,843	10,827,398	11,654,459	10,914,523	11,285,297	13,778,514

*	Assets held for leases and installment loans for each accounting term include assets of NIS Group Co., Ltd, NIS Lease Co., Ltd, and Nissin Leasing (China).

*	Installment loans represent the amounts of total installment loans less the amounts of unrealized revenue from installment loans.

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Purchased loans receivable and real estate for sale in loan servicing	30,058,095	30,156,162	30,578,222	31,464,057	31,300,294	39,664,628	46,174,637	47,152,548	52,705,723	53,392,172	53,623,222	51,004,879

*	Purchased loans receivable and real estate for sale are mainly assets of Nissin Servicer Co., Ltd.
(amount in thousands of yen)

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Main guaranteed borrowings outstanding	11,820,000	11,863,000	12,260,000	12,583,000	12,774,000	12,909,000	12,520,000	12,668,000	12,830,000	12,727,000	12,498,000	12,433,000
Sanyo Club	6,926,000	7,019,000	7,133,000	7,257,000	7,349,000	7,458,000	7,564,000	7,539,000	7,548,000	7,560,000	7,569,000	7,610,000
Shinsei Business Finance	3,043,000	2,976,000	2,893,000	2,833,000	2,767,000	2,634,000	2,462,000	2,324,000	2,237,000	2,114,000	2,015,000	1,913,000
Chuo Mitsui Finance Service	744,000	831,000	1,244,000	1,339,000	1,351,000	1,518,000	1,742,000	1,964,000	2,024,000	2,073,000	2,186,000	2,040,000
Accounts receivable guaranteed	1,105,000	1,036,000	989,000	1,152,000	1,305,000	1,298,000	750,000	839,000	1,020,000	978,000	726,000	870,000

*	Amounts for guaranteed borrowings outstanding include accrued interest and are rounded down to the nearest million yen.

*	Starting from October 2006, the amounts for accounts receivable guaranteed do not include the amounts of the guarantee contract period at the end of the month.

[Reference]	(amount in millions of yuan)

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07
Consolidated operating Assets of Nissin Leasing (China)	—	—	—	—	—	—	—	—	—	286	341	381

*	The balance sheet date of Nissin Leasing (China) is the end of December.

*	1 yuan = 15.21 yen (as of March 31, 2007)

Trend in Number of Applications, Number of Approvals and Approval Ratio by Product

	Apr-06	May-06	Jun-06	Jul-06	Aug-06	Sep-06	Oct-06	Nov-06	Dec-06	Jan-07	Feb-07	Mar-07	Total
Business Assist (Small business owner loans)
Number of Applications	1,277	1,436	1,328	1,513	1,584	1,401	1,456	1,316	1,535	1,270	1,296	1,429	16,841
Number of Approvals	252	270	288	270	291	219	249	214	298	213	255	279	3,098
Approval ratio	19.73%	18.80%	21.69%	17.85%	18.37%	15.63%	17.10%	16.26%	19.41%	16.77%	19.68%	19.52%	18.40%
Business Timely loans
Number of Applications	1,471	1,348	1,239	1,214	1,251	1,175	1,133	1,092	1,217	1,082	1,168	1,103	14,493
Number of Approvals	1,018	925	866	838	766	765	608	596	662	557	629	626	8,856
Approval ratio	69.20%	68.62%	69.90%	69.03%	61.23%	65.11%	53.66%	54.58%	54.40%	51.48%	53.85%	56.75%	61.11%
Secured loans
Number of Applications	167	162	164	194	265	234	216	203	219	170	208	236	2,438
Number of Approvals	57	55	64	39	66	52	68	55	58	47	49	60	670
Approval ratio	34.13%	33.95%	39.02%	20.10%	24.91%	22.22%	31.48%	27.09%	26.48%	27.65%	23.56%	25.42%	27.48%
Notes receivable
Number of Applications	42	71	79	63	41	65	41	41	53	54	35	50	635
Number of Approvals	33	50	56	23	31	42	26	30	41	35	20	29	416
Approval ratio	78.57%	70.42%	70.89%	36.51%	75.61%	64.62%	63.41%	73.17%	77.36%	64.81%	57.14%	58.00%	65.51%
Smart Assist (Wide loans)
Number of Applications	4,485	5,896	4,099	3,982	4,783	3,513	4,405	4,160	3,237	4,165	4,211	4,855	51,791
Number of Approvals	259	274	259	213	228	186	228	208	259	242	262	267	2,885
Approval ratio	5.77%	4.65%	6.32%	5.35%	4.77%	5.29%	5.18%	5.00%	8.00%	5.81%	6.22%	5.50%	5.57%
First Plan (Consumer loans)
Number of Applications	1,305	2,029	2,321	2,379	2,023	2,166	2,811	2,200	1,860	2,097	2,134	2,354	25,679
Number of Approvals	349	355	349	305	181	196	206	178	114	88	95	68	2,484
Approval ratio	26.74%	17.50%	15.04%	12.82%	8.95%	9.05%	7.33%	8.09%	6.13%	4.20%	4.45%	2.89%	9.67%

*	Figures are on a non-consolidated basis, and exclude business results of Aprek Co., Ltd.

*	The figures include applications and approvals through tie-up companies.

*	The number of approvals of Business Timely loans and First Plan (Consumer loans) includes the number of approved cardholders, which includes credit lines with zero balance.

*	Product names were changed from October 1, 2006.

Newly Contracted Accounts and Loan Amounts by Application Channel

March 2006	(amount in thousands of yen)

	Business Assist								Smart Assist		First Plan
	(Small business owner loans)		Business Timely loans		Secured loans		Notes receivable		(Wide loans)		(Consumer loans)		Total
	Number of		Number of		Number of		Number of		Number of		Number of		Number of
Application channel	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount
OEM channels	63	255,700	191	200,642	—	—	1	367	1	4,000	22	6,980	278	467,689
Other	272	2,513,717	344	461,394	117	26,921,650	29	49,210	482	1,577,240	273	78,730	1,517	31,601,943

Total	335	2,769,417	535	662,036	117	26,921,650	30	49,578	483	1,581,240	295	85,710	1,795	32,069,633

March 2007	(amount in thousands of yen)

	Business Assist								Smart Assist		First Plan
	(Small business owner loans)		Business Timely loans		Secured loans		Notes receivable		(Wide loans)		(Consumer loans)		Total
	Number of		Number of		Number of		Number of		Number of		Number of		Number of
Application channel	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount
OEM channels	26	114,600	82	100,530	—	—	—	—	—	—	15	3,100	123	218,230
Other	253	1,685,421	260	316,502	60	22,522,203	29	57,987	267	866,060	46	12,991	915	25,461,166

Total	279	1,800,021	342	417,033	60	22,522,203	29	57,987	267	866,060	61	16,091	1,038	25,679,397

Month-End Number of Accounts and Balance of Loans Receivable by Application Channel

March 2006	(amount in thousands of yen)

	Business Assist								Smart Assist		First Plan
	(Small business owner loans)		Business Timely loans		Secured loans		Notes receivable		(Wide loans)		(Consumer loans)		Total
	Number of		Number of		Number of		Number of		Number of		Number of		Number of
Application channel	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount

OEM channels	1,821	5,514,420	5,562	9,736,827	9	45,347	1	367	12	23,735	1,152	344,483	8,557	15,665,180
Other	20,499	54,008,664	11,666	15,545,281	543	90,277,769	108	187,671	27,689	41,139,367	8,206	2,650,328	68,711	203,809,082

Total	22,320	59,523,084	17,228	25,282,108	552	90,323,116	109	188,038	27,701	41,163,103	9,358	2,994,811	77,268	219,474,263

March 2007	(amount in thousands of yen)

	Business Assist								Smart Assist		First Plan
	(Small business owner loans)		Business Timely loans		Secured loans		Notes receivable		(Wide loans)		(Consumer loans)		Total
	Number of		Number of		Number of		Number of		Number of		Number of		Number of
Application channel	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount	accounts	Amount

OEM channels	1,737	4,560,391	5,307	9,712,407	11	52,171	3	4,608	12	21,059	938	245,577	8,008	14,596,214
Other	17,150	43,107,020	9,918	13,590,611	682	139,938,226	124	206,620	22,247	32,725,859	6,486	1,966,103	56,607	231,534,442

Total	18,887	47,667,411	15,225	23,303,019	693	139,990,397	127	211,228	22,259	32,746,918	7,424	2,211,680	64,615	246,130,656

*	Figures are on a non-consolidated basis, and exclude business results of Aprek Co., Ltd.

*	Bankrupt and delinquent loans receivable are included in the balance of loans receivable.

*	“OEM channels” represent referrals from Sanyo Club Co., Ltd., Shinsei Business Finance Co., Ltd., Gulliver International Co., Ltd., USEN Partner Service, Inc. and Chuo Mitsui Finance Service Co., Ltd.

*	Product names were changed from October 1, 2006.

*	Starting from January 2007, secured loans receivable include off-balance-sheet securitized loans receivable.

Delinquent Loans by Default Days as of March 31, 2005, 2006 and 2007

March 31, 2005	(amount in thousands of yen)

	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loans receivable
	Amount	%	Amount	%	Amount	%	Amount	%
Business Assist (Small business owner loans)	417,368	0.71	347,222	0.59	1,753,624	2.97	2,518,215	4.27	58,961,234
Business Timely loans	190,270	0.91	—	—	3,818	0.02	194,089	0.93	20,862,080
Secured loans	3,087	0.02	50,308	0.27	431,659	2.29	485,056	2.58	18,811,605
Notes receivable	—	—	2,267	1.31	21,900	12.64	24,167	13.95	173,203
Smart Assist (Wide loans)	318,688	0.67	219,847	0.46	1,172,329	2.46	1,710,866	3.59	47,604,916
First Plan (Consumer loans)	41,603	1.47	486	0.02	—	—	42,089	1.49	2,827,260

Total	971,018	0.65	620,133	0.42	3,383,332	2.27	4,974,484	3.33	149,240,300

March 31, 2006	(amount in thousands of yen)

	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loans receivable
	Amount	%	Amount	%	Amount	%	Amount	%
Business Assist (Small business owner loans)	416,962	0.70	379,523	0.64	1,858,472	3.12	2,654,958	4.46	59,523,084

Business Timely loans	304,016	1.20	2,276	0.01	1,806	0.01	308,099	1.22	25,282,108
Secured loans	—	—	176,771	0.20	146,214	0.16	322,985	0.36	90,323,116
Notes receivable	3,500	1.86	—	—	14,236	7.57	17,736	9.43	188,038
Smart Assist (Wide loans)	267,405	0.65	156,474	0.38	836,587	2.03	1,260,467	3.06	41,163,103
First Plan (Consumer loans)	50,365	1.68	2,533	0.08	4,312	0.14	57,211	1.91	2,994,811

Total	1,042,250	0.47	717,578	0.33	2,861,629	1.30	4,621,459	2.11	219,474,263

March 31, 2007	(amount in thousands of yen)

	44-66 days overdue		67-96 days overdue		97 days or more overdue		Total		Loans receivable
	Amount	%	Amount	%	Amount	%	Amount	%
Business Assist (Small business owner loans)	1,134,942	2.38	745,770	1.56	3,971,197	8.33	5,851,911	12.28	47,667,411
Business Timely loans	362,795	1.56	13,731	0.06	18,877	0.08	395,405	1.70	23,303,019
Secured loans	160,686	0.11	62,523	0.04	1,046,491	0.75	1,269,702	0.91	139,990,397
Notes receivable	—	—	—	—	42,469	20.11	42,469	20.11	211,228
Smart Assist (Wide loans)	368,022	1.12	291,855	0.89	1,237,289	3.78	1,897,167	5.79	32,746,918
First Plan (Consumer loans)	64,780	2.93	—	—	3,452	0.16	68,232	3.09	2,211,680

Total	2,091,228	0.85	1,113,880	0.45	6,319,778	2.57	9,524,888	3.87	246,130,656

*	Figures are on a non-consolidated basis, and exclude business results of Aprek Co., Ltd.

*	Bankrupt and delinquent loans receivable are included in the balance of loans receivable.

*	Product names were changed from October 1, 2006.

*	Starting from January 2007, secured loans receivable include off-balance-sheet securitized loans receivable.

Month-End Breakdown of Borrowings and Borrowing Rates

Breakdown of borrowings by lender

					(amount in millions of yen)
	March 2005		March 2006		March 2007
	Balance	Ratio	Balance	Ratio	Balance	Ratio
Indirect	100,855	75.00%	131,521	62.03%	143,124	60.04%
Banks	84,609	62.92%	112,947	53.27%	88,705	37.21%
Non-life insurance companies	1,716	1.28%	1,982	0.93%	2,199	0.92%
Other financial institutions (including securities companies)	14,528	10.80%	16,593	7.83%	52,220	21.91%
Direct**	33,614	25.00%	80,492	37.97%	95,257	39.96%

Total	134,469	100.00%	212,013	100.00%	238,382	100.00%

Loans by maturity

					(amount in millions of yen)
	March 2005		March 2006		March 2007
	Balance	Ratio	Balance	Ratio	Balance	Ratio
Short-term loans	10,917	8.12%	49,700	23.44%	75,084	31.50%

Long-term loans**	123,552	91.88%	162,313	76.56%	163,297	68.50%
Long-term loans within 1 year	66,927	49.77%	59,603	28.11%	77,557	32.53%
Long-term loans over 1 year	56,625	42.11%	102,710	48.45%	85,740	35.97%

Total	134,469	100.00%	212,013	100.00%	238,382	100.00%

Borrowing rates

			%
	March 2005	March 2006	March 2007
Indirect	1.97	1.46	1.75
Banks	1.89	1.45	1.59
Non-life insurance companies	2.35	1.84	1.53
Other financial institutions	2.38	1.46	2.03
(including securities companies)
Direct**	1.30	0.90	1.59

Total	1.80	1.28	1.69

*	Figures are on a non-consolidated basis, and exclude business results of consolidated subsidiaries.

**	Figures exclude off-balance-sheet secured loans receivable of ¥33.8 billion due to the securitization.

List of Main Investment Securities Held by Group Companies
As of March 31, 2007
(amount in yen)

			Book value		Market price
Listed Companies	Code	# of shares	per share	Book value	per share	Market value	Difference
Xinhua Finance Ltd.	9399	114,717	63,281	7,259,474,257	73,900	8,477,586,300	1,218,112,043
Venture Link Co., Ltd.	9609	12,285,400	200	2,457,080,000	250	3,071,350,000	614,270,000
Raccoon Co., Ltd.	3031	500	17,204	8,602,428	325,000	162,500,000	153,897,572
Info Mart Corporation	2492	330	121,404	40,063,320	418,000	137,940,000	97,876,680
Tosei Corporation	8923	1,500	82,176	123,264,000	129,000	193,500,000	70,236,000
The Tokushima Bank Ltd.	8561	122,971	592	72,895,869	821	100,959,191	28,063,322
Riskmonster.com	3768	2,500	117,847	294,619,450	129,000	322,500,000	27,880,550
Fujitsu Business Systems Ltd.	8092	17,300	1,401	24,237,300	1,832	31,693,600	7,456,300
Gamepot Inc.	3792	30	24,335	730,050	127,000	3,810,000	3,079,950
SOFTBANK CORP.	9984	400	2,445	978,000	3,030	1,212,000	234,000
Aeria Inc.	3758	90	244,000	21,960,000	244,000	21,960,000	0
The Bank of Kochi, Ltd.	8416	60,000	227	13,620,000	227	13,620,000	0
Tenpos Busters Co., Ltd.	2751	496	136,742	67,824,245	102,000	50,592,000	(17,232,245)
Shinsei Bank Ltd.	8303	100,000	739	73,939,500	565	56,500,000	(17,439,500)
IDU Co.	8922	5,200	198,758	1,033,544,000	166,000	863,200,000	(170,344,000)
KOSAIDO Co., Ltd.	7868	1,887,000	1,060	2,000,220,000	703	1,326,561,000	(673,659,000)
Shinyei Kaisha	3004	7,275,000	400	2,912,774,646	286	2,080,650,000	(832,124,646)
Other				12,036,739		22,345,734	10,308,995

Total				16,417,863,804		16,938,479,825	520,616,021

Non-listed Companies and Other	Book value
180 companies	15,260,602,784
*Deemed securities are included.